Exhibit 99.1

Athira Pharma Reports Fourth Quarter and Full Year 2020 Financial Results and Provides Business Highlights

-	LIFT-AD and ACT-AD studies evaluating ATH-1017, a once-daily investigational drug for the treatment of mild-to-moderate Alzheimer’s disease, actively enrolling patients –

-	IND submissions planned for Parkinson’s disease dementia program in 1H 2021 and neuropsychiatric program by end of 2021 –

-	Raised $103.5M in follow-on public offering during first quarter of 2021 -

BOTHELL, WA. March 25, 2021 — Athira Pharma, Inc. (NASDAQ: ATHA), a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and stop neurodegeneration, today reported financial results for the fourth quarter and full year ended December 31, 2020 and provided recent business highlights.

“2020 was a momentous year for the Athira team, particularly as we initiated two trials evaluating ATH-1017. The goal of the ACT-AD and LIFT-AD studies is to demonstrate the clinical utility of this promising agent to treat Alzheimer’s disease and preserve cognitive health. Alzheimer’s disease is an area of immense medical need and we are actively enrolling patients with the aim of reporting data in 2022,” said Leen Kawas, Ph.D., President and Chief Executive Officer at Athira. “Our novel treatment approach is agnostic to the underlying disease pathology and focuses on network recovery and information transmission in the brain, which has the potential to improve clinical outcomes for patients. Our compounds have potential in a broad range of clinical applications, and we look forward to submitting INDs for our Parkinson’s disease dementia program as well as our neuropsychiatric program this year. With our recently completed follow-on public offering, our balance sheet places us in a strong position to execute on our goals.”

Recent Business Highlights and Anticipated Milestones

Pipeline

ATH-1017: A small molecule therapeutic specifically designed to enhance the activity of Hepatocyte Growth Factor (HGF) and its receptor, MET, which are expressed in normal central nervous system function, in order to impact neurodegeneration and regenerate brain tissue.

•

ACT-AD trial actively enrolling patients. In November 2020, Athira initiated patient dosing in a randomized, placebo-controlled Phase 2 clinical trial evaluating ATH-1017, a once-daily investigational drug for the treatment of mild-to-moderate Alzheimer’s disease. The trial will enroll up to approximately 75 patients in the United States and Australia. Participants will be randomized across two dose groups and one placebo group on a 1:1:1 basis to receive a daily subcutaneous injection of ATH-1017 or placebo over a treatment course of 26 weeks and will be evaluated for improvement in cognition, global, and functional assessments comparing treatment arms to placebo. ACT-AD will also use electroencephalogram (EEG), to measure quantitative electroencephalogram (qEEG), and Event-Related-Potential (ERP P300), a functional measure of working memory processing speed and executive function. Results from the ACT-AD trial may provide Athira with information to help support strategic decisions around any additional trials of ATH-1017 Athira may conduct. Athira expects to report top-line data by early 2022.

•

LIFT-AD actively enrolling patients. In September 2020, Athira initiated patient dosing in a randomized, double-blind, placebo-controlled Phase 2/3 clinical trial evaluating the safety, efficacy and tolerability of ATH-1017 in individuals with mild-to-moderate Alzheimer’s disease. Clinical efficacy will be measured by improvement in cognition and global/functional assessments comparing treatment arms to placebo. Up to approximately 300 patients will be randomized across two dose groups and one placebo group on a 1:1:1 basis to receive a daily subcutaneous injection of ATH-1017 or placebo over a treatment course of 26 weeks. Athira expects to report top-line data by the end of 2022.

•

Phase 2 Parkinson’s disease dementia trial to begin by the end of 2021. Athira expects to submit an Investigational New Drug (IND) Application to the U.S. Food and Drug Administration (FDA) by the first half of 2021 and start a Phase 2 trial by the end of 2021.

ATH-1019/1020: Novel, small molecule compounds designed to be an orally available once-daily treatment, to activate the HGF/MET system, and to distribute to the CNS as potential candidates for neuropsychiatric indications, including depression, anxiety, and potentially schizophrenia.

•

IND filing expected by end of 2021. Athira is advancing ATH-1019 and ATH‑1020 to further development for neuropsychiatric indications and is targeting an IND submission to the FDA by the end of 2021. Late-stage non-clinical development work and potentially early clinical studies will support decisions on selection of the lead product candidate and indication moving forward.

Corporate

•

Raised $103.5 million from follow-on public offering. In February 2021, Athira announced that it completed a follow-on public offering raising total gross proceeds of $103.5 million, including the underwriters fully exercising their option to purchase an additional 600,000 shares of common stock.

•

Appointment of two new Board members. In December 2020, Athira announced the appointment of Kelly Romano to its Board of Directors. Ms. Romano is the Founder and Chief Executive Officer of BlueRipple Capital, LLC, a consultancy firm for global technology companies and brings over 30 years of executive operating experience in technology. In March 2021, Athira announced the appointment of Barbara Kosacz to its Board of Directors. Ms. Kosacz is Chief Operating Officer and General Counsel at Kronos Bio, Inc., a clinical-stage oncology-focused biopharmaceutical company. Ms. Kosacz is a nationally recognized life sciences attorney with over 25 years of experience.

•

$15 million grant awarded from NIH to support ACT-AD trial. In October 2020, Athira announced that it was awarded a research grant expected to total $15.2 million over three years from the National Institute on Aging (NIA) of the National Institutes of Health (NIH) to support its ACT-AD trial.

•

Completed upsized initial public offering (IPO). In September 2020, Athira completed its IPO, generating gross proceeds of $204.0 million. In October 2020, Athira sold and issued an additional 1,397,712 shares of common stock upon the partial exercise of the underwriters to purchase additional shares, for additional gross proceeds of $23.8 million.

Fourth Quarter and Full Year 2020 Financial Results

•

Cash Position. Cash, cash equivalents and marketable securities were $268.2 million as of December 31, 2020, as compared to $2.1 million as of December 31, 2019.  Based upon its current operating plan, Athira estimates that its existing cash, cash equivalents and investments as of December 31, 2020 will be sufficient to fund its operating expenses and capital expenditure requirements at least through 2022.

•

Research and Development (R&D) Expenses. R&D expenses were $5.2 million for the quarter and $13.3 million for the full year ended December 31, 2020, compared to $0.7 million and $3.8 million for the same quarter and year in 2019.

•

General and Administrative (G&A) Expenses: G&A expenses were $3.9 million for the quarter and $6.7 million for the full year ended December 31, 2020, compared to $0.5 million and $1.7 million for the same quarter and year in 2019.

•

Net Loss: Net loss was $7.7 million, or a net loss of $0.24 per share basic and diluted, for the quarter and $19.9 million, or $1.67 per share, for the year ended December 31, 2020 compared to $1.0 million, or a net loss of $0.27 per share basic and diluted, for the same quarter in 2019 and $5.2 million, or $1.45 per share, for the year ended December 31, 2019.

About Athira Pharma, Inc.

Athira, headquartered in the Seattle area, is a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and stop neurodegeneration. We aim to provide rapid cognitive improvement and alter the course of neurological diseases with our novel mechanism of action. Athira is currently advancing its lead therapeutic candidate, ATH-1017, a novel small molecule for

Alzheimer’s and Parkinson’s dementia. For more information, visit www.athira.com. You can also follow Athira on Facebook, LinkedIn and @athirapharma on Twitter and Instagram.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding ATH-1017 as a potential treatment for Alzheimer’s disease and other dementias; Athira’s platform technology and potential therapies; future development plans; clinical and regulatory objectives and the timing thereof; anticipated design of planned clinical trials; expectations regarding the potential efficacy and commercial potential of Athira’s product candidates, including ATH-1017; the anticipated presentation of data; the results of Athira’s research and development efforts; Athira’s ability to advance its product candidates into later stages of development; and Athira’s expectation of having sufficient cash, cash equivalents and investments to fund its operations at least through 2022. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words and phrases such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "pursue," “continue,” and other similar expressions, among others. Any forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the preliminary data for Athira’s ATH-1017 product candidate from the Phase 1a/b trials will not continue or persist; cessation or delay of any of the ongoing clinical trials and/or Athira’s development of ATH-1017 may occur; future potential regulatory milestones of ATH-1017, including those related to current and planned clinical studies may be insufficient to support regulatory submissions or approval; the impact of the COVID-19 pandemic on Athira’s business, research and clinical development plans and timelines and results of operations, including impact on Athira’s clinical trial sites and contractors who act for or on Athira’s behalf, may be more severe and more prolonged than currently anticipated, clinical trials may not demonstrate safety and efficacy of any of Athira’s product candidates; Athira’s assumptions regarding its planned expenditures and sufficiency of its cash, cash equivalents and investments to fund operations may be incorrect; Athira’s research and development efforts and its ability to advance product candidates into later stages of development may fail; any one or more of Athira’s product candidates may not be successfully developed, approved or commercialized; adverse conditions in the general domestic and global economic markets; regulatory uncertainty as a result of the new U.S. administration; regulatory agencies may be delayed in reviewing, commenting on or approving any of Athira’s clinical development plans as a result of the COVID-19 pandemic, which could further delay development timelines; the impact of competition; the impact of expanded product development and clinical activities on operating expenses; impact of new or changing laws and regulations; as well as the other risks detailed in Athira’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.

# # #

Investor & Media Contact:

Julie Rathbun

Athira Pharma

Julie.rathbun@athira.com

206-769-9219

Athira Pharma, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	December 31,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$60,625	$2,056
Short-term investments	124,057	—
Other short-term assets	7,655	104
Long-term investments	83,509	—
Other long-term assets	3,717	29
Total assets	$279,563	$2,189

Liabilities, Convertible preferred stock and stockholders' equity (deficit)
Current liabilities	$4,405	$1,273
Long-term liabilities	876	3,588
Total liabilities	5,281	4,861
Convertible preferred stock	—	17,051
Stockholders' equity (deficit)	274,282	(19,723)
Total liabilities and stockholders' equity (deficit)	$279,563	$2,189

Athira Pharma, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(Amounts in thousands)

	Year Ended December 31,
	2020	2019
Operating expenses:
Research and development	$13,286	$3,793
General and administrative	6,709	1,656
Total operating expenses	19,995	5,449
Loss from operations	(19,995)	(5,449)
Grant Income	1,321	754
Other income (expense), net	(1,281)	(466)
Net loss	$(19,955)	$(5,161)
Unrealized (loss)/gain on available-for-sale securities	33	—
Comprehensive loss attributable to common shareholders	$(19,922)	$(5,161)
Net loss per share attributable to common stockholders, basic and diluted	$(1.67)	$(1.45)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	11,966,912	3,566,849